UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 10, 2006

                        AUSTRALIAN OIL & GAS CORPORATION
               (Exact Name of Registrant as Specified in Charter)

         Delaware                   000-26721                   84-1379164
 ---------------------------       ----------                ----------------
(State or Other Jurisdiction      (Commission               (I.R.S. Employer
    of Incorporation)             File Number)              Identification No.)

2480 North Tolemac Way, Prescott, Arizona                       86305
-----------------------------------------                      --------
(Address of Principal Executive Offices)                      (Zip Code)


       Registrant's telephone number, including area code: (928) 778 1450


          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.  Other Events

Grant of New Exploration Permit - AC/P39
----------------------------------------

Australian Oil & Gas Corporation (AOGC) is please to advise that on May 3, 2006, we were informed by the Designated Authority of the grant of petroleum exploration permit AC/P39 for an initial 6-year term, effective from April 7, 2006. AC/P39 is within the Territory of Ashmore and Cartier Islands, an Australian offshore territory. Our wholly owned subsidiary, Gascorp Inc, holds a 20% interest in the permit, with its affiliates; Natural Gas Corporation Pty Ltd (40%) and Auralandia N.L. (40%), the designated Operator. Previously Gascorp Inc., together with these affiliates had been granted petroleum exploration permits AC/P33 and AC/P35, which are located adjacent to the west of AC/P39. Gascorp Inc, holds a 20% interest in these permits, also.

Significant Project Area
------------------------

AC/P39, AC/P33 and AC/P35 create one unified project area and are located on the eastern margin of the Vulcan Sub-basin; one of a number of proven petroliferous sub-basins which together comprise the North West Shelf hydrocarbon province of Australia.

AC/P39
------

AC/P39 is located 600 km west of Darwin, immediately to the east of AC/P33 and AC/P35. It comprises 11 graticular blocks, totalling approximately 920 km(2) (2,273 acres). AC/P39 lies within 100 km of existing petroleum production facilities and along the eastern elevated flank of a broad, deep and proven hydrocarbon-generative basin. There have been five wells drilled in the area, with two having oil and gas indications. In the first three years of the initial 6-year term of the AC/P39 permit, we plan to obtain a range of existing reports and open file seismic data. In the third year, we plan to drill one exploration well.

The seafloor in the area of AC/P39 is gently sloping from the southeast to the northwest and lies in water depths mostly less than 200 metres. No reefs have been surveyed within the release area.

Geologically, AC/P39 overlies the northern part of the Vulcan Sub-basin, where the Mesozoic section thins eastwards from the deep Cartier Trough onto a series of northeast-trending basement horst and graben blocks, the most prominent of which is the Nome-Medusa Horst. It is flanked to the east by the broad, elevated Londonderry High.

The Territory of Ashmore and Cartier Islands region contains producing and decommissioned oil fields as well as oil and gas discoveries that are presently undeveloped or in the process of being developed. These fields and discoveries cover a large suite of structural and structural/stratigraphic play types, some of which are all likely to be present in AC/P39.

Wells in AC/P39, AC/P35 and AC/P33 or Vicinity
----------------------------------------------

Five exploration wells have been drilled within AC/P39; Turnstone 1, ST1, Nome 1, Tancred 1, Medusa 1 and Capricious 1, none of which were declared as discoveries. However, the Audacious (oil) and Oliver fields (oil and gas) are located immediately to the south and west of the area, respectively.

Turnstone 1 ST1 (within AC/P39), drilled by Arco Australia Ltd in 1974 to test Jurassic and Triassic sandstones within the northeast-trending Jabiru Horst, encountered Tithonian, Early Jurassic and Late Triassic sands. It was terminated at 2019 mRT. A minor gas show was encountered.

Nome 1 (within AC/P39) was drilled by BHP Petroleum Pty Ltd in 1986 to test interpreted Early-Middle Jurassic sandstones underlying the Base Cretaceous unconformity within the Nome-Medusa Horst Complex. This horst structure hosts the Audacious oil discovery to the southwest, just beyond the boundary of AC/P39. The horst is of Jurassic age with closure at the base Cretaceous level provided by steep, bounding, northwest dipping, down-to-basin (i.e., Cartier Trough) faults, and southeast dipping faults.

A re-appraisal of the Nome-Medusa Horst structural setting, using the PGS ONNIA MC3D seismic dataset, indicates that Nome-1 missed a structurally higher section within the targeted horst.

Oliver 1 ST1 is located in AC/P33, about 20 km due west of Nome 1, along the elevated eastern flank of the Cartier Trough. It was drilled by BHP Petroleum Pty Ltd in 1987/1988 to test Early-Middle Jurassic sandstones of the Plover Formation underlying the Callovian unconformity and encountered deltaic to marginal marine Early-Middle Jurassic and Fluvio-deltaic Late Triassic sandstones, siltstones and claystones. It was terminated at 3400 mRT.

Oil and gas flowed on test from the Plover Formation. Fluid inclusion analysis suggests that the Oliver structure contained a 200 MMBBL oil pool prior to leakage/gas displacement in the late Neogene. Oliver ST1 is cased and suspended as a potential future oil and gas producer with an estimated recoverable resource of 21.4 MMBL of oil and 310 BCF of gas.

Tancred 1 (located in AC/P39) was drilled by BHP Petroleum Pty Ltd in 1988, approximately 3 km east of Turnstone 1. It was drilled to test interpreted Early-Middle Jurassic sandstones below the Base Cretaceous Unconformity structured within the northeast-trending Jabiru Horst, which hosts the Jabiru oil field to the southwest. The horst is of Jurassic age with closure at the base Cretaceous level provided by steeply-dipping bounding faults. Sandstones of the Late Jurassic Lower Vulcan Formation were intersected overlying sandstones of the Late Triassic Nome Formation. The well was terminated at 1660 mRT in sandstones and shales of the Challis Formation.

Medusa 1 (located in AC/P39) was drilled in 1994 by BHP Petroleum Pty Ltd to test Jurassic Plover Formation and Late Triassic Nome Formation sediments in a structure on the northeast-trending Nome-Medusa Horst Complex. This horst structure hosts the Audacious oil discovery to the southwest, just beyond the southern boundary of AC/P39. The horst is of Jurassic age, but the bounding faults were reactivated in the Miocene. The well intersected claystones of the Jamieson and Echuca Shoals formations overlying sandstones of the Middle Jurassic Plover Formation and was terminated at 1958 mRT.

Good fluorescence shows were encountered in the sandstones of the Plover Formation.

Kym 1 (to the south-west of AC/P39) was drilled in 1996 by Cultus Timor Sea Ltd to test the Plover Formation within the Audacious horst block, the southwest continuation of the Nome-Medusa Horst Complex. The well intersected sandstones within the Plover Formation before being terminated at 2201 mRT.

While gas readings in the Plover Formation and overlying Echuca Shoals Formation, coupled with evidence of oil charge, raised interest in the horst structure, Kym 1 was interpreted to have drilled outside structural closure.

Capricious 1 (within AC/P39) was drilled in 2001 by OMV Australia Pty Ltd to test Upper Vulcan/Plover Formation sediments in a tilted fault block set within the regional Nome-Medusa Horst trend. It reached a TD of 1627 mRT. Interpretative data from this well is confidential.

Audacious 1 is located in permit AC/P17, about 10 km southwest of AC/P39. It was drilled by OMV Australia Pty Ltd in 2001, following improved seismic imaging (i.e. using pre-stack depth migration) of the local horst structure and re-evaluation of the hydrocarbon encountered in the Kym 1 well. Its primary objective was to test sandstones in the Early-Middle Jurassic Plover Formation structured within the southwestern continuation of the Nome-Medusa Horst Complex. With the aid of the new seismic imaging Audacious 1 was located on the crestal position of the horst, approximately 1 km southeast of Kym 1. It was terminated at 2055 mRT. An oil column was intersected in Plover Formation sandstones below the Intra-Valanginian unconformity. On testing it flowed at a maximum rate of 9100 BOPD.

Katandra 1 is a recent discovery in Permit AC/P24, which is abuts the southern section of AC/P39. Drilled by OMV Timor Sea Pty Ltd in late 2004, the well intersected a 7 metres oil column in the Upper Vulcan Formation and is on trend with the Jabiru oilfield.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             AUSTRALIAN OIL & GAS CORPORATION

Date: May 10, 2006                       By: /s/ E. Geoffrey Albers
                                             ----------------------
                                             E. Geoffrey Albers
                                             President